UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2008

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7900 Westpark Drive, Suite A-315, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2008, LCC International, Inc. (the "Company") announced that it has entered into an employment agreement (the "Employment Agreement") with Kenny Young ("Mr. Young"), previously the Company's President and Chief Operating Officer, pursuant to which the Company has engaged Mr. Young to serve as its Chief Executive Officer and as a member of the Company’s board of directors (the "Board"). Pursuant to the terms of the Employment Agreement, Mr. Young will receive an annual salary of $375,000. Mr. Young’s annual salary may be increased in the future if approved by the Board or by the Compensation Committee of the Board (the "Compensation Committee"). For calendar year 2008, Mr. Young’s target bonus shall be 100% of his annual salary, pro rated based on the number of days he actually served as Chief Executive Officer. For calendar years commencing with 2009, Mr. Young will be entitled to such annual bonuses as may be authorized by the Board.

A copy of the Company’s press release dated August 1, 2008 is filed as Exhibit 99.1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

August 5, 2008	By:	/s/ Brian J. Dunn

Name: Brian J. Dunn
Title: Vice President, Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release